Exhibit 1.1
Execution Version
Star Bulk Carriers Corp.
2,382,775 Common Shares
UNDERWRITING AGREEMENT
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
June 21, 2021
Ladies and Gentlemen:
Certain shareholders named on Schedule II hereto (the "Selling Shareholders") of Star Bulk Carriers Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Company"), propose to sell to the several underwriters (the "Underwriters") named on Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,382,775 (the "Shares") of the Company's common shares, $0.01 par value (the "Common Shares"). The respective amounts of the Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. To the extent there are no additional Underwriters named in Schedule I hereto other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. To the extent there are no additional Selling Shareholders named in Schedule II hereto other than you, the term Selling Shareholders as used herein shall mean you and the term Selling Shareholders shall mean either the singular or plural as the context requires.
As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Shares set forth opposite their respective names on Schedule I.
In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
1. Representations and Warranties of the Company and the Selling Shareholders.
(a) The Company represents and warrants to each of the Underwriters as follows:
(i) A registration statement on Form F-3 (File No. 333-230687), as amended, with respect to the Shares, including a form of prospectus (the "Base Prospectus"), has been prepared by the Company in conformity in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission and has become effective not earlier than three years prior to the date hereof. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a "Preliminary Prospectus"), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Final Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Final Prospectus" means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any reference herein to the Registration Statement, to any Preliminary Prospectus or to the Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Final Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Final Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.
(ii) As of the Applicable Time (as defined below) and as of the Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
"Applicable Time" means 10:35 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
"General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is identified on Schedule III (B) to this Agreement.
"Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act, including the presentation identified on Schedule III (A) to this Agreement.
"Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
"Statutory Prospectus" means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
(iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. Each of the subsidiaries of the Company is listed in Exhibit A-I hereto (collectively, the "Subsidiaries"). Each of the "significant subsidiaries" of the Company, as such term is defined in Rule 1-02 of Regulation S-X, listed in Exhibit A-II hereto (collectively, the "Significant Subsidiaries"), has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing (where such concept is legally relevant) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power and authority would not be reasonably expected to (i) have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a "Material Adverse Effect"). The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of its Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock or membership interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (other than any liens, encumbrances, and equities and claims described in the Registration Statement, the General Disclosure Package and the Final Prospectus), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding (other than as described in the Registration Statement, the General Disclosure Package and the Final Prospectus).
(iv) This Agreement has been duly authorized, executed and delivered by the Company.
(v) This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(vi) The outstanding Common Shares of the Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares.
(vii) The information set forth under the caption "Capitalization" in the Registration Statement and the Final Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects or, to the extent that it is based upon assumptions or projections, is based upon assumptions or projections that the Company has determined in good faith. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(viii) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company's knowledge, threatened by the Commission. The Registration Statement contains, the General Disclosure Package contains and the Final Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Final Prospectus, at the time filed or furnished with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package (including the documents incorporated by reference therein), as of the Applicable Time, does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus and any amendments and supplements thereto (including the documents incorporated by reference therein) do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Final Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
(ix) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.
(x) The Company has not, directly or indirectly, distributed, and will not distribute, any offering materials in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Act.
(xi) There are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required; and any statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions "Material United States Federal Income Tax Considerations" and "Marshall Islands Tax Considerations," "Major Shareholders and Related Party Transactions" and "Financial Information-Consolidated statements and other financial information-Legal Proceedings," insofar as they purport to summarize provisions of law, rules, regulations, documents or legal, regulatory or governmental proceedings, provide accurate summaries thereof in all material respects.
(xii) (i) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement. The Common Shares are an "actively-traded security" as such term is defined in Regulation M.
(xiii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical financial, statistical data and operating information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810-10), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.
(xiv) Deloitte Certified Public Accountants S.A., which has audited or performed review procedures on certain of the financial statements of the Company and the Subsidiaries filed with or furnished to the Commission, as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

(xv) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xvi) The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company's management, including its Chief Executive Officer and Co-Chief Financial Officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Co-Chief Financial Officers of the Company required under the Exchange Act with respect to such reports.
(xvii) Since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.
(xviii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Global Select Market thereunder (the "Sarbanes-Oxley Act") have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.
(xix) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xx) Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which would not be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xxi) The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all material taxes indicated by such returns and all assessments received by them to the extent that such taxes or assessments have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
(xxii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xxiii) Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would be reasonably expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not conflict with, result in a breach or violation of any of the terms or provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, with respect to clauses (i) or (iii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(xxiv) The Company and its Subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of each foreign, federal, state or local government and any other governmental department or agency having jurisdiction over the Company and any Subsidiary, and any judgment, decision, decree or order of any court or governmental agency, department or authority having jurisdiction over the Company and any Subsidiary, except for those violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(xxv) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
(xxvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and by the General Disclosure Package and the Final Prospectus (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority ("FINRA") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect other than (i) filings with the Commission pursuant to Rule 424(b) under the Act, (ii) filings with the Commission on Form 6-K with respect to this Agreement or the transactions contemplated hereby, or (iii) such as shall have been obtained or made prior to the time of purchase.
(xxvii) Neither the Company nor any of the Subsidiaries (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a "person associated with a FINRA member" or "associated person of a FINRA member" (within the meaning of Article I of the Bylaws of the FINRA).
(xxviii) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or the Subsidiaries which are likely to have a Material Adverse Effect.

(xxix) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a "Plan") has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries' most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries' "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries' most recently completed fiscal year.
(xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.
(xxxi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries each own or possess, or can acquire on reasonable terms, the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business; and to the Company's knowledge, neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Final Prospectus and are not described therein in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity in a manner that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(xxxii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will be required to register as an "investment company" within the meaning of such term under the Investment Company Act of 1940 as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.
(xxxiii) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
(xxxiv) Each vessel described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except for the vessels which the Company or a Subsidiary has entered into a bareboat charter (in which case the applicable Subsidiary is the disponent owner), is owned directly by one of the Subsidiaries; each of the vessels listed on Exhibit B hereto and specified as being owned (the "Owned Vessels") by a Subsidiary has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Exhibit B in the sole ownership of the Subsidiary set forth opposite its name on Exhibit B, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and no other action is necessary to establish and perfect such entity's title to and interest in such vessel as against any charterer or third party, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.
(xxxv) Each Owned Vessel is operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, "Maritime Guidelines") and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws (as defined below)), except where such failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each applicable Subsidiary are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel's flag state, except where such failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(xxxvi) Each Owned Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations.
(xxxvii) The Company and the Subsidiaries carry, or are covered by, insurance (which term shall include membership in Protection and Indemnity clubs) in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries; neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect and neither the Company nor any Subsidiary has received any notice of cancellation or proposed cancellation relating to such insurance.
(xxxviii)  Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials (as defined below)), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials"), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and each of its Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries, relating to Hazardous Materials or any Environmental Laws, (v) neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (vi) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any Hazardous Materials by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company's knowledge, by any other entity for whose acts or omissions the Company is or may liable) upon any other property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) and the environment, (vii) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge and (viii) neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company's or any of its Subsidiaries, membership in any mutual protection and indemnity association.
(xxxix) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and for the avoidance of doubt neither the Company nor any of its Subsidiaries is aware of any legal proceedings that are pending or known to be contemplated against any of them under any Environmental Laws in which a governmental entity is also a party (other than such proceedings regarding which the Company and the affected Subsidiaries reasonably believe no monetary sanctions of $100,000 or more will be imposed on them) or has estimated incurring material capital expenditures to comply with any Environmental Laws, except for such costs and liabilities, proceedings and capital expenditures as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xl) The Common Shares, including the Shares, are listed on the NASDAQ Global Select Market. Except as set forth in the Registration Statement, the General Disclosure Package, and the Final Prospectus, the Company has taken no action designed to cause, or likely to have the effect of, de-listing its Common Shares from the NASDAQ Global Select Market, nor has the Company received any notification that the NASDAQ Global Select Market is contemplating terminating such listing.
(xli) There are no relationships or related party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been described as required.

(xlii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and other than the Subsidiaries, the Company does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(xliii) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Marshall Islands, the Republic of Liberia or Greece, or any political subdivisions thereof.
(xliv) To the knowledge of the Company, neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(xlv) Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Marshall Islands.
(xlvi) Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as provided by the laws of its jurisdiction of organization with respect to permissible sources of funds from which dividends may be paid, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.
(xlvii) Assuming payment for the Shares as contemplated by this Agreement, there are no restrictions on subsequent transfers of the Shares by the Underwriters under the laws of the Marshall Islands except as may be provided by law with respect to insolvency or bankruptcy of an Underwriter.
(xlviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xlix) The Company believes that it is not currently a passive foreign investment company ("PFIC") within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and does not currently intend to take any action that is likely to result in it becoming a PFIC.
(l) There are no material capital gains, income, withholding, documentary, stamp or other taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of the Marshall Islands or the Republic of Liberia or any political subdivision of any thereof, required to be paid by the Company or the Underwriters in connection with the execution and delivery of this Agreement, or the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof.

(li) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(lii) Except as described in the Registration Statement, the General Disclosure Package or the Final Prospectus and except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts, charters or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company's knowledge, any other party to any such contract or agreement.
(liii) (i) None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company's knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) ("Government Official") in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(liv) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(lv) (A) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company's knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity ("Person") that is, or is owned or controlled by one or more Persons that are:
(1) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), or
(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(C) The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except as permitted by Sanctions.
(lvi) Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act, other than those holders who have waived such rights. Except as described in the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares.
(lvii) Other than pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Final Prospectus.
(lviii) Neither the Company nor, to the Company's knowledge, any of its shareholders, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be reasonably expected to constitute, the stabilization or manipulation of the prices of the Shares to facilitate the sale or resale of the Shares.
(lix) The Company is a "foreign private issuer" as defined in Rule 405 of the Act.
(lx) (i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property Rights") used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company's knowledge, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (iv) to the Company's knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights.
(lxi)  (i) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a "free," "open source," or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU

Affero General Public License) ("Open Source Software") in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its Subsidiaries or (B) any software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(lxii) (i) To the Company's knowledge, the Company and each of its Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data ("Data Security Obligations", and such data, "Data"); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.
(lxiii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company's and its Subsidiaries' businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company's and its Subsidiaries' businesses ("Breach"). The Company and its Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(lxiv) (i) The courts of the Marshall Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York; (ii) this Agreement is in proper form under the laws of the Marshall Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Marshall Islands of this Agreement; and (iii) it is not necessary under the laws of the Marshall Islands (a) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Marshall Islands, or (b) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters to be qualified or entitled to carry out business in the Marshall Islands.
(b) Each of the Selling Shareholders severally represents and warrants as follows:
(i) As of the Applicable Time (as defined below) and as of the Closing Date, as the case may be, such Selling Shareholder has and will have good and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of, against payment for, such Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.
(ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder. The execution and delivery of this

Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.
(iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.
(iv) Such Selling Shareholder is not prompted by any information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus to sell its Shares pursuant to this Agreement.
(v) The information pertaining to such Selling Shareholder under the caption "Selling Shareholders" described in Section 13(b) of this Agreement is complete and accurate in all material respects.
(vi) No consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or under which he or it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholders of any of the other transactions contemplated hereby.
(vii) (A) None of such Selling Shareholder or any of its Subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:
(1) the subject of any Sanctions, or
(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(B) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(1) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(C) Such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(D) (a) None of such Selling Shareholder or any of its Subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and, as part of a broader corporate level policy applicable to Oaktree Capital Management, L.P., have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(E) The operations of such Selling Shareholder and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.
(viii) Such Selling Shareholder has been duly formed and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.
(ix) Such Selling Shareholder represents and warrants that it is not, and no portion of the Shares of such Selling Shareholder constitutes the assets of, (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold "plan assets" of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(x) Upon payment for the Shares to be sold by each Selling Shareholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, each Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the UCC.
2. Purchase, Sale and Delivery of the Shares.
(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $21.65 per share (the "Underwriters' Price"), the number of Shares set forth opposite the name of each Underwriter on Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Shares to be purchased by each Underwriter from each Selling

Shareholder are set forth opposite the name of each Selling Shareholder on Schedule II hereof. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.
(b) Payment for the Shares to be purchased on the Closing Date (as defined herein) shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.
(c) Payment for the Shares to be sold hereunder is to be made in federal (same day) funds against delivery of the Shares through the facilities of DTC to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of DTC, New York, New York at 10:00 a.m., New York time, on June 24, 2021 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the NASDAQ Global Select Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)
3. Offering by the Underwriters.
It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representatives deem it advisable to do so. The Shares are to be initially offered to the public as described in the General Disclosure Package and the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
4. Covenants of the Company and the Selling Shareholders.
(a) The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Final Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute any amendment or supplement to the General Disclosure Package, to the Final Prospectus or to any document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected as soon as reasonably practicable in writing or which is not in compliance with the Rules and Regulations and (C) file or furnish on a timely basis all reports required to be filed or furnished by the Company with the Commission subsequent to the date of the Final Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
(ii) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approves its use in writing prior to first use (each, a "Permitted Free Writing Prospectus"), which approval shall not be unreasonably withheld; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(iii) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Final Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Final Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
(iv) The Company will use commercially reasonable efforts to cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.
(v) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Final Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the "Prospectus Delivery Period") is required under the Act, as many copies of the Final Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.
(vi) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law, the Company as promptly as reasonably practicable will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the law.
(vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the

Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
(viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.
(ix) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any finalized unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Final Prospectus.
(x) [Reserved]
(xi) For a period of 60 days after the date of the Final Prospectus, the Company shall use commercially reasonable efforts to maintain the listing of its Common Shares on the NASDAQ Global Select Market.
(xii) [Reserved]
(xiii) [Reserved]
(xiv) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.
(xv)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
(b) Each of the Selling Shareholders covenants and agrees with the several Underwriters that:
(i) No offering, sale, short sale or other disposition of any Common Shares of the Company or other securities convertible into or exchangeable or exercisable for Common Shares or derivative of Common Shares owned by the Selling Shareholder (or agreement for such) or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) will be made for a period of 45 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of the Representatives. The Selling Shareholders have and have caused each person listed on Schedule IV hereto, to sign, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit C (the "Lockup Agreement").
(ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
(iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iv) Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any "free writing prospectus" (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.
(v) During the Prospectus Delivery Period, such Selling Shareholders will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any material change in the information relating to such Selling Shareholders in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.
5. Costs and Expenses.
The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders; costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in that regard, the cost of printing and delivering to, or as requested by, you copies of the Registration Statement, Preliminary Prospectus, the Issuer Free Writing Prospectuses, the Final Prospectus, this Agreement, any Blue Sky surveys and any supplements or amendments thereto; the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the sale of the Shares, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants; the filing fees of the Commission, if any; the filing fees and expenses (including legal fees and disbursements up to $15,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; the listing fee of the NASDAQ Global Select Market; the reasonable fees and expenses of the transfer agent, including the fees and disbursements of counsel for the transfer agent in connection with the Shares; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii); and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Shareholders. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of you or any of the Underwriters, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
6. Conditions of Obligations of the Underwriters.
The several obligations of the Underwriters to purchase the Shares on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:
(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Final Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares.
(b) The Representatives shall have received on the Closing Date, the favorable opinions, dated the Closing Date, in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters ("Underwriters' Counsel") addressed to each of the Underwriters (including the Representatives) and stating that such opinions may be relied upon by Underwriters' Counsel, of each of the following counsel:
(i) favorable opinion and negative assurance letter of Seward & Kissel LLP, counsel for the Company and the Selling Shareholders, with respect to matters of U.S. law and Marshall Islands law, as customary and to the effect as Underwriters' Counsel may reasonably request;
(ii) favorable opinion and negative assurance letter of Souzana Manaka, special counsel for the Company with respect to matters of Greek law, as customary and to the effect as Underwriters' Counsel may reasonably request; and
(iii) favorable opinion and negative assurance letter of Georgia Mastagaki, of the Company, as customary and to the effect as Underwriters' Counsel may reasonably request.
(c) The Representatives shall have received from Underwriters' Counsel an opinion and a negative assurance letter dated the Closing Date with respect to such matters as may be requested by the Underwriters.
(d) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of Deloitte Certified Public Accountants S.A. confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, and stating that in their opinion the financial statements and schedules reviewed by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(e) The Representatives shall have received on the Closing Date, a certificate or certificates of the Chief Executive Officer and a Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents, in his capacity as Chief Executive Officer or Chief Financial Officer, as the case may be, and not in his individual capacity, as follows:
(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;
(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date; and

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Final Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
(f) The Representatives shall have received on the date hereof and the Closing Date, a certificate of the Co-Chief Financial Officers of the Company to the effect set forth in Exhibit D hereto.
(g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may have reasonably requested.
(h) The Lockup Agreements described in Section 4(b)(i) are in full force and effect.
(i) The Representatives shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company under the laws of the Marshall Islands and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(j) The Selling Shareholders shall have furnished to the Representatives certificates signed by the applicable officers of the Selling Shareholders confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may have reasonably requested.
The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Underwriters' Counsel.
If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing by facsimile at or prior to the Closing Date.
In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
7. Conditions of the Obligations of the Selling Shareholders.
The obligations of the Selling Shareholders to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
8. Indemnification.
(a) The Company agrees:
(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon: any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, any

"road show" as defined in Rule 433(h) under the Act or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, any "road show" as defined in Rule 433(h) under the Act or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through (i) the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13(a) herein and (ii) the Selling Shareholders specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information described as such in Section 13(b); and
(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
(b) The Selling Shareholders agree to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above; provided, however, that the Selling Shareholders will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Underwriters by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the information described as such in Section 13(b) herein. This indemnity obligation will be in addition to any liability which the Company may otherwise have. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.
(c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13(a) herein.
(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the

"indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party) and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
(e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The agent for service of process to the Company is Star Bulk (USA) LLC (the "Authorized Agent").
(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
9. Default By Underwriters.
If, on the Closing Date, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date, the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36- hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Final Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
10. Notices.
All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to Sidley Austin LLP, 787 7th Avenue, New York, New York 10019, Attention: Johnny Skumpija, Esq.; or if to the Company, to Star Bulk Carriers Corp., c/o Star Bulk Management Inc., 40 Agiou Konstantinou Street, 15124 Maroussi, Athens, Greece, fax no. 011 30 210 617 8378; Attention: Spyros Capralos, with a copy to Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, fax no: (212) 480-8421, email: billotti@sewkis.com, Attention: Keith Billotti, Esq; or if to the Selling Shareholders, to Oaktree Capital Management, LP, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, attention: Jordan Mikes, with a copy to to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, fax no. (212) 492-0052, Attention: Lawrence G. Wee, Esq.
11. Termination.
This Agreement may be terminated by you by notice to the Company:
(a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Section 3(a)(62) of the Exchange Act), (vii) the suspension of trading of the Company's Common Shares by the NASDAQ Global Select Market, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or
(b) as provided in Sections 6 and 9 of this Agreement.
12. Successors.
This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided By Underwriters.
(a) The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus consists of the information set forth in the third, eleventh and twelfth paragraphs under the caption "Underwriting" in the Final Prospectus.
(b) The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Selling Shareholder to the Underwriters and the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus consists of the information under the heading "Oaktree" and (i) the name of such Selling Shareholder, (ii) the information relating to such Selling Shareholder's holdings of shares of Common Shares in the beneficial ownership table, (iii) the information set forth in the applicable footnote relating to such Selling Shareholder under the beneficial ownership table and (iv) the number of Shares to be offered by such Selling Shareholder, in each case as set forth under the caption "Selling Shareholders" in the Registration Statement, the General Disclosure Package and the Prospectus.
14. Miscellaneous.
The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or any Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.
The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
The Company and the Selling Shareholders acknowledge that: (i) each of the Underwriters' research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, and (ii) each of the Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the Offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims it may have against the Underwriters relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.
The Company and the Selling Shareholders have not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws of any jurisdiction. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed the Authorized Agent upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by you or by any person who controls you, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
15. Submission to Jurisdiction.
(a) The Company and each of the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the "Specified Courts") over any suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package or the Final Prospectus or the offering of the Shares (each, a "Related Proceeding"). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
16.  Counterparts and Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words "execution," "execute", "signed," "signature," and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignment and assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Underwriters, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

17. Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 17 a "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18. Foreign Taxes
All payments by the Company to each of the Underwriters (including any underwriting fees) hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident or doing business for tax purposes (including any political subdivision therein) or any jurisdiction through which the Company or its agent makes a payment (including any political subdivision therein), excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as a Underwriter hereunder, (ii) any such tax imposed on or measured by net income (however denominated) of such Underwriter and any franchise tax imposed on such Underwriter and (iii) any such tax attributable to such Underwriter's failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence or identity if compliance is required as a precondition to exemption from such tax (all such non-excluded taxes, "Foreign Taxes"). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.
19. Headings
The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
[Signature Page Follows]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.
Very truly yours,

STAR BULK CARRIERS CORP.

By	/s/ Hamish Norton
Name: Hamish Norton
Title: President

[Signature Page to SBLK Underwriting Agreement – June 2021]

Very truly yours,

OCM XL HOLDINGS, L.P. By: Oaktree Fund GP 2A Ltd. Its: General Partner By: Oaktree Capital Management, L.P. Its: Director

By	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Managing Director

By	/s/ Brian Laibow
Name: Brian Laibow
Title: Managing Director

[Signature Page to SBLK Underwriting Agreement – June 2021]

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

MORGAN STANLEY & CO. LLC

By /s/ Stephen Farr
Name: Stephen Farr
Title: Executive Director

[Signature Page to SBLK Underwriting Agreement – June 2021]

SCHEDULE I
Schedule of Underwriters
Underwriter	Number of Shares to be Purchased
Morgan Stanley & Co. LLC	2,382,775
Total	2,382,775

Sch. I-1

SCHEDULE II
Schedule of Selling Shareholders
Selling Shareholder	Number of Shares to be Purchased
OCM XL Holdings, L.P.	2,382,775
Total	2,382,775

Sch. II-1

SCHEDULE III
(A) Issuer Free Writing Prospectus
None
(B) General Use Free Writing Prospectus
None

Sch. III-1

[SCHEDULE IV]
Signatories to Lock-Up Agreement
1) Oaktree Capital Management, L.P.

2) OCM XL Holdings, L.P.

Sch. IV-1

EXHIBIT A-I
SUBSIDIARIES OF STAR BULK CARRIERS CORP.

Name	Organization	Ownership percentage
Star Bulk Management Inc.	Marshall Islands	100%
Starbulk S.A.	Liberia	100%
Star Bulk (USA) LLC	Delaware	100%
Star Bulk Shipmanagement Company (Cyprus) Limited	Cyprus	100%
Candia Shipping Limited (ex Optima Shipping Limited)	Malta	100%
Star Logistics LLC	Marshall Islands	100%
Star Logistics Management S.A. (1)	Switzerland	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Oceanbulk Shipping LLC	Marshall Islands	100%
Star Bulk Norway AS	Norway	100%
Star Omas LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Unity Holdings LLC	Marshall Islands	100%
Star Gamma LLC	Marshall Islands	100%
Star Delta LLC	Marshall Islands	100%
Star Epsilon LLC	Marshall Islands	100%
Star Zeta LLC	Marshall Islands	100%
Star Theta LLC	Marshall Islands	100%
Star Kappa LLC	Marshall Islands	100%
Star Omicron LLC	Marshall Islands	100%
Star Cosmo LLC	Marshall Islands	100%
Star Aurora LLC	Marshall Islands	100%
Star Borealis LLC	Marshall Islands	100%
Star Polaris LLC	Marshall Islands	100%
Star Bulk Manning LLC	Marshall Islands	100%
Star Challenger I LLC	Marshall Islands	100%
Star Challenger II LLC	Marshall Islands	100%
Star Vega LLC	Marshall Islands	100%
Star Sirius LLC	Marshall Islands	100%
Star Castle I LLC	Marshall Islands	100%
Star Castle II LLC	Marshall Islands	100%
Star Ennea LLC	Marshall Islands	100%
Star Asia I LLC	Marshall Islands	100%
Star Asia II LLC	Marshall Islands	100%
Star Axe I LLC	Marshall Islands	100%
Star Axe II LLC	Marshall Islands	100%
Star Seeker LLC	Marshall Islands	100%
Star Breezer LLC	Marshall Islands	100%
Star Elpis LLC	Liberia	100%
Star Gaia LLC	Liberia	100%
Star Mare LLC	Marshall Islands	100%
Star New Era LLC	Marshall Islands	100%
Star Thor LLC	Marshall Islands	100%
Star Uranus LLC	Marshall Islands	100%
Star Ventures LLC	Marshall Islands	100%
Star ABY LLC	Marshall Islands	100%
Cape Horizon Shipping LLC	Marshall Islands	100%
Cape Ocean Maritime LLC	Marshall Islands	100%
Grain Shipping LLC	Marshall Islands	100%
Glory Supra Shipping LLC	Marshall Islands	100%
Exh. A-I-1

Name	Organization	Ownership percentage
Global Cape Shipping LLC	Marshall Islands	100%
Sky Cape Shipping LLC	Marshall Islands	100%
Pacific Cape Shipping LLC	Marshall Islands	100%
Cape Confidence Shipping LLC	Marshall Islands	100%
Cape Runner Shipping LLC	Marshall Islands	100%
Sea Cape Shipping LLC	Marshall Islands	100%
Coral Cape Shipping LLC	Marshall Islands	100%
Aurelia Shipping LLC	Marshall Islands	100%
Pearl Shiptrade LLC	Marshall Islands	100%
Rainbow Maritime LLC	Marshall Islands	100%
Sea Diamond Shipping LLC	Marshall Islands	100%
Majestic Shipping LLC	Marshall Islands	100%
Nautical Shipping LLC	Marshall Islands	100%
Mineral Shipping LLC	Marshall Islands	100%
White Sand Shipping LLC	Marshall Islands	100%
Clearwater Shipping LLC	Marshall Islands	100%
Domus Shipping LLC	Marshall Islands	100%
Festive Shipping LLC	Marshall Islands	100%
Star Alta I LLC	Marshall Islands	100%
Star Alta II LLC	Marshall Islands	100%
Gravity Shipping LLC	Marshall Islands	100%
Orion Maritime LLC	Marshall Islands	100%
Primavera Shipping LLC (ex Spring Shipping LLC)	Marshall Islands	100%
Success Maritime LLC	Marshall Islands	100%
Ultra Shipping LLC	Marshall Islands	100%
Searay Maritime LLC	Marshall Islands	100%
Blooming Navigation LLC	Marshall Islands	100%
Jasmine Shipping LLC	Marshall Islands	100%
International Holdings LLC	Marshall Islands	100%
Star Trident V LLC	Marshall Islands	100%
Star Trident VI LLC	Marshall Islands	100%
Star Trident VII LLC	Marshall Islands	100%
Star Trident I LLC	Marshall Islands	100%
Star Trident VIII LLC	Marshall Islands	100%
Star Trident IX LLC	Marshall Islands	100%
Star Trident X LLC	Marshall Islands	100%
Star Trident XI LLC	Marshall Islands	100%
Star Trident II LLC	Marshall Islands	100%
Star Trident XII LLC	Marshall Islands	100%
Star Trident XIII LLC	Marshall Islands	100%
Star Trident XIV LLC	Marshall Islands	100%
Star Trident XV LLC	Marshall Islands	100%
Star Trident XVI LLC	Marshall Islands	100%
Star Trident XVII LLC	Marshall Islands	100%
Star Trident XVIII LLC	Marshall Islands	100%
Star Trident XIX LLC	Marshall Islands	100%
Star Trident III LLC	Marshall Islands	100%
Star Trident XX LLC	Marshall Islands	100%
Star Trident XXV LTD.	British Virgin Islands	100%
Star Nor I LLC	Marshall Islands	100%
Star Nor II LLC	Marshall Islands	100%
Star Nor III LLC	Marshall Islands	100%
Exh. A-I-2

Name	Organization	Ownership percentage
Star Nor IV LLC	Marshall Islands	100%
Star Nor V LLC	Marshall Islands	100%
Star Nor VI LLC	Marshall Islands	100%
Star Nor VII LLC	Marshall Islands	100%
Star Nor VIII LLC	Marshall Islands	100%
Star Nor IX LLC	Marshall Islands	100%
Star Nor X LLC	Marshall Islands	100%
Star Nor XI LLC	Marshall Islands	100%
Star Nor XII LLC	Marshall Islands	100%
Star Nor XIII LLC	Marshall Islands	100%
Star Nor XIV LLC	Marshall Islands	100%
Star Nor XV LLC	Marshall Islands	100%
ABY I LLC	Marshall Islands	100%
ABY II LLC	Marshall Islands	100%
ABY III LLC	Marshall Islands	100%
ABY IV LLC	Marshall Islands	100%
Sandra Shipco LLC	Marshall Islands	100%
Christine Shipco LLC	Marshall Islands	100%
ABM One Ltd	Malta	100%
ABY Three Ltd	Malta	100%
ABY Five Ltd	Malta	100%
ABY Seven Ltd	Malta	100%
ABY Fourteen Ltd	Malta	100%
ABY Fifteen Ltd	Malta	100%
Augustea Bulk Carrier Ltd	Malta	100%
ABY Nine Ltd	Malta	100%
ABY Ten Ltd	Malta	100%
ABY Eleven Ltd	Malta	100%
Waterfront Two Ltd	Malta	100%
ABY Group Holding Ltd	Malta	100%
New Era I Shipping LLC	Marshall Islands	100%
New Era II Shipping LLC	Marshall Islands	100%
New Era III Shipping LLC	Marshall Islands	100%
Star Regina LLC	Marshall Islands	100%
Star Regg I LLC	Marshall Islands	100%
Star Regg II LLC	Marshall Islands	100%
Star Regg III LLC	Marshall Islands	100%
Star Regg IV LLC	Marshall Islands	100%
Star Regg V LLC	Marshall Islands	100%
Star Regg VI LLC	Marshall Islands	100%
Star Regg VII LLC	Marshall Islands	100%
Star Sege Ltd	Malta	100%
Star Lida I Shipping LLC	Marshall Islands	100%
Star Lida II Shipping LLC	Marshall Islands	100%
Star Lida III Shipping LLC	Marshall Islands	100%
Star Lida IV Shipping LLC	Marshall Islands	100%
Star Lida V Shipping LLC	Marshall Islands	100%
Star Lida VI Shipping LLC	Marshall Islands	100%
Star Lida VII Shipping LLC	Marshall Islands	100%
Star Lida VIII Shipping LLC	Marshall Islands	100%
Star Lida IX Shipping LLC	Marshall Islands	100%
Star Lida X Shipping LLC	Marshall Islands	100%
Exh. A-I-3

Name	Organization	Ownership percentage
Star Lida XI Shipping LLC	Marshall Islands	100%
Star Bulk (Singapore) Pte. Ltd	Singapore	100%
Star Bulk Germany GmbH	Germany	100%
Star Trident IV LLC	Marshall Islands	100%
Star Trident XXI LLC	Marshall Islands	100%
Star Trident XXII LLC	Marshall Islands	100%
Star Trident XXIII LLC	Marshall Islands	100%
Star Trident XXIV LLC	Marshall Islands	100%
Star Trident XXVI LLC	Marshall Islands	100%
Star Trident XXVII LLC	Marshall Islands	100%
Star Trident XXVIII LLC	Marshall Islands	100%
Star Trident XXIX LLC	Marshall Islands	100%
Star Trident XXX LLC	Marshall Islands	100%
Star Trident XXXI LLC	Marshall Islands	100%
Positive Shipping Company	Marshall Islands	100%
Dioriga Shipping Co.	Marshall Islands	100%
Exh. A-I-4

EXHIBIT A-II
SIGNIFICANT SUBSIDIARIES OF STAR BULK CARRIERS CORP.
Name	Organization	Ownership percentage
Oceanbulk Shipping LLC	Marshall Islands	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Unity Holding LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Star Omas LLC	Marshall Islands	100%

Exh. A-II-1

EXHIBIT B

Vessels in operation as of June 21, 2021

Wholly Owned Subsidiaries	Vessel Name	Jurisdiction of Registration

Sea Diamond Shipping LLC	Goliath (1)[1]	Marshall Islands
Pearl Shiptrade LLC	Gargantua (1)	Marshall Islands
Star Ennea LLC	Star Gina 2GR	Marshall Islands
Coral Cape Shipping LLC	Maharaj (1)	Marshall Islands
Star Castle II LLC	Star Leo	Marshall Islands
ABY Eleven Ltd	Star Laetitia	Malta
Domus Shipping LLC	Star Ariadne	Marshall Islands
Star Breezer LLC	Star Virgo	Marshall Islands
Star Seeker LLC	Star Libra (1)	Marshall Islands
ABY Nine Ltd	Star Sienna	Malta
Clearwater Shipping LLC	Star Marisa	Marshall Islands
ABY Ten Ltd	Star Karlie	Malta
Star Castle I LLC	Star Eleni	Marshall Islands
Festive Shipping LLC	Star Magnanimus	Marshall Islands
New Era II Shipping LLC	Debbie H	Marshall Islands
New Era III Shipping LLC	Star Ayesha	Marshall Islands
New Era I Shipping LLC	Katie K	Marshall Islands
Cape Ocean Maritime LLC	Leviathan	Marshall Islands
Cape Horizon Shipping LLC	Peloreus	Marshall Islands
Star Nor I LLC	Star Claudine	Marshall Islands
Star Nor II LLC	Star Ophelia	Marshall Islands
Christine Shipco LLC	Star Martha	Marshall Islands
Sandra Shipco LLC	Star Pauline	Marshall Islands
Pacific Cape Shipping LLC	Pantagruel	Marshall Islands
Star Borealis LLC	Star Borealis	Marshall Islands
Star Polaris LLC	Star Polaris	Marshall Islands
Star Nor III LLC	Star Lyra	Marshall Islands
Star Regg IV LLC	Star Bayonne	Marshall Islands
Star Regg V LLC	Star Borneo	Marshall Islands
Star Regg VI LLC	Star Buenos Aires	Marshall Islands
Star Regg II LLC	Star Janni	Marshall Islands
Star Regg I LLC	Star Marianne	Marshall Islands
Star Trident V LLC	Star Angie	Marshall Islands
Sky Cape Shipping LLC	Big Fish	Marshall Islands
Global Cape Shipping LLC	Kymopolia	Marshall Islands
Star Trident XXV Ltd.	Star Triumph	British Virgin Islands
ABY Fourteen Ltd	Star Scarlett	Malta
ABY Fifteen Ltd	Star Audrey	Malta
Sea Cape Shipping LLC	Big Bang	Marshall Islands
ABY I LLC	Star Paola	Marshall Islands

1 (1) Subject to a sale and leaseback financing transaction, as further described in the Registration Statement, General Disclosure Package and Final Prospectus.
Exh. B-1

Wholly Owned Subsidiaries	Vessel Name	Jurisdiction of Registration

ABM One Ltd	Star Eva	Malta
Nautical Shipping LLC	Amami	Marshall Islands
Majestic Shipping LLC	Madredeus	Marshall Islands
Star Sirius LLC	Star Sirius (1)	Marshall Islands
Star Vega LLC	Star Vega (1)	Marshall Islands
ABY II LLC	Star Aphrodite	Marshall Islands
Augustea Bulk Carrier Ltd	Star Piera	Malta
Augustea Bulk Carrier Ltd	Star Despoina	Malta
Star Nor IV LLC	Star Electra	Marshall Islands
Star Alta I LLC	Star Angelina	Marshall Islands
Star Alta II LLC	Star Gwyneth	Marshall Islands
Star Trident I LLC	Star Kamila	Marshall Islands
Star Nor VI LLC	Star Luna	Marshall Islands
Star Nor V LLC	Star Bianca	Marshall Islands
Grain Shipping LLC	Pendulum	Marshall Islands
Star Trident XIX LLC	Star Maria	Marshall Islands
Star Trident XII LLC	Star Markella	Marshall Islands
Star Trident IX LLC	Star Danai	Marshall Islands
ABY Seven Ltd	Star Jeanette	Malta
Star Trident XI LLC	Star Georgia	Marshall Islands
Star Trident VIII LLC	Star Sophia	Marshall Islands
Star Trident XVI LLC	Star Mariella	Marshall Islands
Star Trident XIV LLC	Star Moira	Marshall Islands
Star Trident XVIII LLC	Star Nina	Marshall Islands
Star Trident X LLC	Star Renee	Marshall Islands
Star Trident II LLC	Star Nasia	Marshall Islands
Star Trident XIII LLC	Star Laura	Marshall Islands
Star Trident XV LLC	Star Jennifer	Marshall Islands
Star Nor VIII LLC	Star Mona	Marshall Islands
Star Trident XVII LLC	Star Helena	Marshall Islands
Star Nor VII LLC	Star Astrid	Marshall Islands
Star Sun I LLC	Star Elizabeth	Liberia
Star Sun II LLC	Star Pavlina	Liberia
Waterfront Two Ltd	Star Alessia	Malta
Star Nor IX LLC	Star Calypso	Marshall Islands
Star Gaia LLC	Star Charis	Liberia
Star Elpis LLC	Star Suzanna	Liberia
Mineral Shipping LLC	Mercurial Virgo	Marshall Islands
Star Nor X LLC	Stardust	Marshall Islands
Star Nor XI LLC	Star Sky	Marshall Islands
Star Zeus VI LLC	Star Lambada (1)	Liberia
Star Zeus I LLC	Star Capoeira (1)	Marshall Islands
Star Zeus II LLC	Star Carioca (1)	Marshall Islands
Star Zeus VII LLC	Star Macarena (1)	Liberia
ABY III LLC	Star Lydia	Marshall Islands
Exh. B-2

Wholly Owned Subsidiaries	Vessel Name	Jurisdiction of Registration

ABY IV LLC	Star Nicole	Marshall Islands
ABY Three Ltd	Star Virginia	Malta
Star Nor XII LLC	Star Genesis	Marshall Islands
Star Nor XIII LLC	Star Flame	Marshall Islands
Star Trident III LLC	Star Iris	Marshall Islands
Star Trident XX LLC	Star Emily	Marshall Islands
Orion Maritime LLC	Idee Fixe (1)	Marshall Islands
Primavera Shipping LLC	Roberta (1)	Marshall Islands
Success Maritime LLC	Laura (1)	Marshall Islands
Star Zeus III LLC	Star Athena (1)	Marshall Islands
Ultra Shipping LLC	Kaley (1)	Marshall Islands
Blooming Navigation LLC	Kennadi (1)	Marshall Islands
Jasmine Shipping LLC	Mackenzie (1)	Marshall Islands
STAR LIDA I SHIPPING LLC	Star Apus (1)	Marshall Islands
Star Zeus V LLC	Star Bovarius (1)	Marshall Islands
Star Zeus IV LLC	Star Subaru (1)	Marshall Islands
Star Nor XV LLC	Star Wave	Marshall Islands
Star Challenger I LLC	Star Challenger (1)	Marshall Islands
Star Challenger II LLC	Star Fighter (1)	Marshall Islands
Star Axe II LLC	Star Lutas (1)	Marshall Islands
Aurelia Shipping LLC	Honey Badger (1)	Marshall Islands
Rainbow Maritime LLC	Wolverine (1)	Marshall Islands
Star Axe I LLC	Star Antares (1)	Marshall Islands
ABY Five Ltd	Star Monica	Malta
Star Asia I LLC	Star Aquarius	Marshall Islands
Star Asia II LLC	Star Pisces (1)	Marshall Islands
Star Nor XIV LLC	Star Glory	Marshall Islands
STAR LIDA XI SHIPPING LLC	Star Pyxis (1)	Marshall Islands
STAR LIDA VIII SHIPPING LLC	Star Hydrus (1)	Marshall Islands
STAR LIDA IX SHIPPING LLC	Star Cleo (1)	Marshall Islands
Star Trident VII LLC	Diva (1)	Marshall Islands
STAR LIDA VI SHIPPING LLC	Star Centaurus (1)	Marshall Islands
STAR LIDA VII SHIPPING LLC	Star Hercules (1)	Marshall Islands
STAR LIDA X SHIPPING LLC	Star Pegasus (1)	Marshall Islands
STAR LIDA III SHIPPING LLC	Star Cepheus (1)	Marshall Islands
STAR LIDA IV SHIPPING LLC	Star Columba (1)	Marshall Islands
STAR LIDA V SHIPPING LLC	Star Dorado (1)	Marshall Islands
STAR LIDA II SHIPPING LLC	Star Aquila (1)	Marshall Islands
Star Regg III LLC	Star Bright	Marshall Islands
Glory Supra Shipping LLC	Strange Attractor	Marshall Islands
Star Omicron LLC	Star Omicron	Marshall Islands
Star Zeta LLC	Star Zeta	Marshall Islands
Star Theta LLC	Star Theta	Marshall Islands

Exh. B-3

EXHIBIT C
LOCK-UP AGREEMENT
June 21, 2021
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Star Bulk Carriers Corp. (the "Company") and the selling shareholders parties thereto, providing for the public offering by the Underwriters, including the Representatives, of common shares, par value $0.01 (the "Common Shares"), of the Company (the "Public Offering").
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned, on behalf of itself and its subsidiaries and affiliates (collectively, the "undersigned"), agrees that, without the prior written consent of each of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Common Shares (including, without limitation, Common Shares purchased in the Public Offering, Common Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, Common Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Shares) or enter into any Hedging Transaction (as defined below) relating to the Common Shares (each of the foregoing referred to as a "Disposition") during the period specified in the following paragraph (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition during the Lock-Up Period, even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Shares.
The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 45 days after the date of the final prospectus relating to the Public Offering.
Notwithstanding the foregoing, the undersigned may transfer any or all of the Common Shares or other Company securities by (a) entering into transactions with the prior written consent of each of the Representatives, (b) transferring any Common Shares or any security convertible into Common Shares pursuant to a will, other testamentary document or applicable laws of descent, (c) transferring any Common Shares or any security convertible into Common Shares as a bona fide gift, (d) distributing any Common Shares or any security convertible into Common Shares to limited partners, general partners, members or stockholders of the undersigned or to the undersigned's affiliates or to any corporation, partnership, limited liability company, trust, business entity or investment fund, customer account or other entity controlled by or under common control or management with the undersigned; (e) establishing a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period, (f) transferring Common Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Common Shares issued upon the exercise of an option or warrant or the conversion of a security, (g) transferring Common Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that that any such transfer shall not involve a disposition for value, (h) in response to a bona fide third party take-over bid made to all holders of Common Shares or any other acquisition transaction whereby all or substantially all of the Common Shares are acquired by a bona fide third party, (i) making bona fide pledges of Common Shares or
Exh. C-1

other Company securities by the undersigned pursuant to foreign exchange swap agreements and custody agreements entered into by the undersigned in the ordinary course of business, and (j) the sale of Common Shares pursuant to the Underwriting Agreement, provided that in the case of any transfer or distribution (1) pursuant to clauses (a) through (e) and (g), each recipient shall sign and deliver a lock-up letter substantially in the form of this agreement and (2) pursuant to clauses (a) through (g), no party (donor, donee, transferor or transferee) shall be required to make or shall voluntarily make a filing under the Exchange Act, including, but not limited to Form 4 of Section 16 of the Exchange Act, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a Form 5 made after the expiration of the Lock-Up Period); provided further that in the case of (h), if such take-over bid or other acquisition transaction is unsuccessful, such Common Shares may not be transferred until after the expiration of the Lock-Up Period.
The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Common Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Common Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.
In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party during the Lock-Up Period; provided that, notwithstanding the foregoing exception, the undersigned is precluded from publicly announcing an intention to make a Disposition during the Lock-Up Period.
The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to September 24, 2021, (ii) the Company has informed the Representatives in writing that it has determined not to proceed with the Public Offering (prior to the execution of the Underwriting Agreement) or (iii) the Underwriting Agreement (other than provisions that survive termination) shall have been terminated prior to the payment for and delivery of the Common Shares to be sold thereunder, this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
This agreement shall be governed by and construed in accordance with the laws of the State of New York.
[Signature page follows]
Exh. C-2

Signature:

Print Name:

On behalf of itself and its affiliates and subsidiaries.

Number of shares owned subject to warrants, options or convertible securities:

EXHIBIT D
FORM OF CHIEF FINANCIAL OFFICERS' CERTIFICATE
Reference is made to the Underwriting Agreement between Star Bulk Carriers Corp., a Marshall Islands corporation (the "Company"), the selling shareholders parties thereto and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the "Underwriters"), dated June [21], 2021 (the "Underwriting Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Underwriting Agreement.
The undersigned, [Simos Spyrou] and [Christos Begleris], the duly appointed Co-Chief Financial Officers of the Company, hereby certify on behalf of the Company, in connection with the Underwriting Agreement, the Registration Statement on Form F-3 (File No. 333-230687), as amended, filed by the Company with the U.S. Securities and Exchange Commission (the "Commission"), pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act"), and effective thereunder (the "Registration Statement"), the Prospectus Supplement, dated June [-], 2021 (together with the prospectus dated February 17, 2021), which was filed by the Company with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the "Prospectus"), and the documents filed with the Commission by the Company and incorporated therein by reference, that:
1.
We are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company, and we are responsible for oversight and supervision of the Company's financial and accounting functions and staff.

2.	The Company has not prepared consolidated financial statements as of any date or for any period subsequent to March 31, 2021.
3.
The undersigned have read each of the items identified with the legend "A" on certain pages of the Registration Statement attached as Annex A and have compared those items to the Company's reports, books, schedules and analyses prepared from the Company's accounting records and found each of them to be in agreement.

4.
The undersigned have read each of the items identified with the legend "B" on certain pages of the Registration Statement attached as Annex A and have compared those items to the Company's available information and found each of them to be in agreement.

5.	No event has occurred or condition exists that gives us reason to doubt the accuracy of the information referenced in the numbered paragraphs above.
The Underwriters are entitled to rely upon this Certificate in conducting and documenting their investigations of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement and the Prospectus.

Exh. D-1